UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2015 (November 3, 2015)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors; Election of Directors.

On November 3, 2015, the Board of Directors appointed Christann M. Vasquez to serve as a director of the Company from November 3, 2015 until the Company’s next annual meeting of stockholders or until her successor is duly elected and qualified. The Board determined that Ms. Vasquez qualifies as an independent director under the listing standards of the New York Stock Exchange and the applicable requirements of the Securities and Exchange Commission. Ms. Vasquez will serve on the Corporate Governance Committee of the Board of Directors.

Ms. Vasquez will be compensated for her service as a director on the same basis as the other non-employee members of the Board of Directors. Compensation for the Company’s non-employee directors is described in the Company’s Proxy Statement filed with the SEC on March 30, 2015.

On November 3, 2015, the Company issued a press release announcing the appointment of Ms. Vasquez to the Board of Directors. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description
99.1        Press release dated November 3, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
	By:	/s/ Scott W. Holmes Scott W. Holmes Executive Vice President and Chief Financial Officer
Date: November 3, 2015